Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Fiserv, Inc.
(Exact Name of Registrant as Specified in its Charter)
Fiserv Funding Unlimited Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Debt	Debt Securities of Fiserv, Inc.	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Debt	Debt Securities of Fiserv Funding Unlimited Company	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Debt	Guarantees of Debt Securities of Fiserv Funding Unlimited Company (4)	Rules 456(b), 457(n), 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Equity	Common Stock, par value $0.01	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Equity	Preferred Stock, no par value	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Other	Depositary Shares	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Other	Warrants	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Other	Purchase Contracts	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

	Other	Units	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(2)(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(4)
No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.